CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Experts" in the Prospectus and to the incorporation by reference of our report dated February 6, 2004 in this Registration Statement (Form N-2 No. 811-6674) of The Greater China Fund, Inc.



                                                  /s/ Ernst & Young LLP

                                                  ERNST & YOUNG LLP




New York, New York
April 6, 2004